UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
______________________

Date of Report
(Date of earliest
event reported): May 14, 2019

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana	1-4949	35-0257090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  500 Jackson Street P.O. Box 3005 Columbus, IN  47202-3005
(Address of principal executive offices, including zip code)

           (812) 377-5000
(Registrant's telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	CMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     □

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On May 14, 2019, at the 2019 annual meeting of shareholders (the "Annual Meeting") of Cummins Inc. (the "Company"), the Company's shareholders approved the Cummins Inc. Employee Stock Purchase Plan (the "ESPP"), as amended, to increase the annual limit on the Company's aggregate matching contributions under the ESPP to $7.5 million from $2 million.  The increase in the annual limit was necessary to accommodate an increase in the rate of the Company's matching contributions under the ESPP and increased global participation in the ESPP by the Company's eligible employees.
The Company cannot currently determine the benefits, if any, to be received under the ESPP in the future by the named executive officers of the Company.
The ESPP, as amended, is described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2019.  The full text of the ESPP, as amended, appears as Annex B to that definitive proxy statement. The description of the ESPP amendment set forth above does not purport to be complete and is qualified in its entirety by reference to such materials.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company's shareholders voted on the following proposals:
•	The election of twelve directors for a one year term to expire at the Company's 2020 annual meeting of shareholders;

•	An advisory vote on the compensation of the Company's named executive officers;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's auditors for 2019;

•	The approval of the ESPP; and

•	A shareholder proposal regarding an independent board chairman.

As of the March 12, 2019 record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 157,479,717 shares of Common Stock were outstanding and entitled to vote, each entitled to one vote per share.  Approximately 86.46% of all votes were represented at the Annual Meeting in person or by proxy.
The following are the final votes on the matters presented for shareholder approval at the Annual Meeting.
1.	Election of Twelve Directors For A One Year Term To Expire at the Company's 2020 Annual Meeting Of Shareholders

Name	For	Against	Abstain	Broker Non-Votes
N. Thomas Linebarger	106,306,059	7,796,542	1,344,982	20,715,168
Richard J. Freeland	112,408,052	2,867,608	171,923	20,715,168
Robert J. Bernhard	112,313,232	2,937,140	197,211	20,715,168
Dr. Franklin R. Chang Diaz	114,136,213	1,087,704	223,666	20,715,168
Bruno V. Di Leo Allen	114,145,322	1,102,472	199,789	20,715,168
Stephen B. Dobbs	114,270,064	977,140	200,379	20,715,168
Robert K. Herdman	111,960,580	3,256,983	230,020	20,715,168
Alexis M. Herman	106,650,261	8,534,315	263,007	20,715,168
Thomas J. Lynch	112,013,599	3,198,953	235,031	20,715,168
William I. Miller	109,957,059	5,271,234	219,290	20,715,168
Georgia R. Nelson	108,864,326	6,275,406	307,851	20,715,168
Karen H. Quintos	113,362,528	1,911,783	173,272	20,715,168

2.	Advisory Vote on the Compensation of the Company's Named Executive Officers
For	Against	Abstain	Broker Non-Votes
106,570,166	8,439,467	437,950	20,715,168

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company's Auditors for 2018
For	Against	Abstain	Broker Non-Votes
132,991,565	2,948,139	223,047	-

4.	Approval of the ESPP
For	Against	Abstain	Broker Non-Votes
99,913,897	15,208,877	324,809	20,715,168

5.	Shareholder Proposal Regarding an Independent Board Chairman
For	Against	Abstain	Broker Non-Votes
38,770,680	76,089,968	586,935	20,715,168

Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.
EXHIBIT INDEX
Exhibit Number
10.1

Cummins Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to Annex B to the Company's definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 1, 2019 (File No. 001-04949)).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  May 15, 2019
CUMMINS INC.
/s/ Mark J. Sifferlen Mark J. Sifferlen Corporate Secretary